SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of
          the Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:

/ /   Preliminary Proxy Statement
/ /   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-
      12

                  HEARTLAND FINANCIAL USA, INC.
       --------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

 --------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-
      6(i)(1) and 0-11
          (1) Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which
               transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:

/ /   Fee paid previously with preliminary materials
/ / Check box if any part of the fee is offset as provided by Exchange Act 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

                             [LOGO]
                  Heartland Financial USA, Inc.

                         April 7, 1997


Dear Fellow Stockholder:

     You are cordially invited to attend the annual stockholders' meeting of Heartland Financial USA, Inc. to be held at the corporate headquarters, located at 1398 Central Avenue, Dubuque, Iowa, on Wednesday, May 21, 1997, at 2:30 p.m. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the meeting. A copy of the Company's 1996 Annual Report to Stockholders is enclosed. At the meeting we shall report on Company operations and the outlook for the year ahead.

     Your Board of Directors has nominated two persons to serve as Class I directors. Additionally, the Company's management has selected and recommends that you ratify the selection of KPMG Peat Marwick LLP to continue as the Company's independent public accountants for the year ending December 31, 1997. We recommend that you vote your shares for each of the director nominees and in favor of the proposal.

     We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible.

     We look forward with pleasure to seeing and visiting with you at the meeting.

                              With best personal wishes,

                              /s/ Lynn S. Fuller
                              --------------------------
                              Lynn S. Fuller
                              Chairman of the Board


    1398 Central Avenue  Dubuque, Iowa 52001  (319) 589-2000

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MAY 21, 1997



TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of HEARTLAND FINANCIAL
USA, INC. (the "Company") will be held at the corporate headquarters, 1398 Central Avenue, Dubuque, Iowa, on Wednesday,
May 21, 1997, at 2:30 p.m., for the purpose of considering and voting upon the following matters:

          1.   to elect two (2) Class I directors.

          2.   to approve the appointment of KPMG Peat Marwick
               LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997.

          3. to transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

     The Board of Directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 24, 1997, are the stockholders entitled to vote at the meeting and any adjournments or postponements thereof.

                              By order of the Board of Directors

                              /s/ Lois K. Pearce
                              ----------------------------------
                              Lois K. Pearce
                              Secretary

Dubuque, Iowa
April 7, 1997

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                        PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Heartland Financial USA, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the corporate headquarters located at 1398 Central Avenue, Dubuque, Iowa, on Wednesday,
May 21, 1997, at 2:30 p.m. local time, or at any adjournments or postponements thereof.

     The Company, a Delaware corporation, is a multi-bank and thrift holding company with 16 locations in Iowa and Illinois. The Company is the parent of Dubuque Bank and Trust Company, Dubuque, Iowa ("DB&T"); Galena State Bank and Trust Company, Galena, Illinois ("Galena State"); Keokuk Bancshares, Inc. ("Keokuk Bancshares"), the parent company of First Community Bank, a Federal Savings Bank, located in Keokuk, Iowa ("First Community"); Riverside Community Bank, in Rockford, Illinois ("Riverside Community") and Cottage Grove State Bank, Cottage Grove, Wisconsin ("Cottage Grove State"). These banks are collectively referred to as the "Banks". The Company also has non-banking subsidiaries involved in providing insurance, consumer credit loans, fleet vehicle leasing and related services and products. The Banks and other subsidiaries of the Company are collectively referred to as the "Subsidiaries".

     The Proxy Statement and the accompanying Notice of Meeting and proxy are first being mailed to holders of shares of common stock, par value $1.00 per share, of the Company ("Common
Stock"), on or about April 7, 1997.

Voting Rights and Proxy Information

     All shares of Common Stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this Proxy Statement. A majority of the shares of the Common Stock present in person or represented by proxy will constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

     Stockholders of record on the books of the Company at the close of business on March 24, 1997, will be entitled to vote at the meeting or any adjournments or postponements of the meeting. On March 247, 1997, the Company had outstanding 4,734,948 shares of Common Stock, with each share entitling its owner to one vote on each matter submitted to a vote at the annual meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be treated as votes against any proposal and broker non-votes will have no effect on the vote.

     The Board of Directors would like to have all stockholders represented at the annual meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of the Company a later dated proxy relating to the same shares prior to the exercise of such proxy; (ii) filing with the Secretary of the Company at or before the meeting a written notice of revocation bearing a later date than the proxy; or
(iii) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Ms. Lois K. Pearce, Secretary, Heartland Financial USA, Inc., 1398 Central Avenue, Dubuque, Iowa 52001.

     ELECTION OF DIRECTORS

     At the annual meeting to be held on May 21, 1997, the stockholders will be entitled to elect two Class I directors for terms expiring in 2000. The directors of the Company are divided into three classes having staggered terms of three years. Both of the nominees for election as Class I directors are incumbent directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees become unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

     Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years as of March 24, 1997. Unless otherwise indicated, each person has held the positions indicated for at least five years. The two nominees, if elected at the annual meeting, will serve as Class I directors for three year terms expiring in 2000. The Board of Directors recommends that you vote your shares FOR each of the nominees for director.

                            NOMINEES

                                   Position with the Company
Name            Served as Company  and the Subsidiaries and
(Age)           Director Since     Principal Occupation
-------------   -----------------  -------------------------
CLASS I
(Term Expires 2000)
Lynn B. Fuller      1987           President of the Company;
(Age 47)                           Director, President and
                                   Chief Executive Officer of
                                   DB&T; Director of Galena State
                                   (1992-present); Director and
                                   President of DB&T Insurance
                                   Inc., Citizens Finance Co. and
                                   DB&T Community Development
                                   Corp.  (1994-present);
                                   Director of Keokuk Bancshares
                                   (1994-present), First
                                   Community (1994-present) and
                                   DBT Investment Corporation
                                   (1994-present); Director and
                                   Chairman of Riverside
                                   Community (1995-present);
                                   Director and Chairman of
                                   ULTEA, Inc. (1996-present);
                                   Director, Cottage Grove State
                                   (1997-present).

Gregory R. Miller   1994           Executive Vice President
(Age 48)                           of the Company (1996-
                                   present); Director (1990-
                                   1995), President and Chief
                                   Executive Officer of Keokuk
                                   Bancshares; and President and
                                   Chief Executive Officer of
                                   First Community; President of
                                   KFS Services, Inc..

                      CONTINUING DIRECTORS

                                   Position with the Company
Name            Served as Company  and the Subsidiaries and
(Age)           Director Since     Principal Occupation
--------------- -----------------  -------------------------
CLASS II
(Term Expires 1998)

Mark C. Falb        1995           Director of DB&T;
(Age 49)                           President and Chief Executive
                                   Officer (1983-1992) and
                                   Chairman of the Board (1992)
                                   of Wm. C. Brown Companies;
                                   Chairman of the Board and
                                   Chief Executive Officer of
                                   Westmark Enterprises, Inc.
                                   (1992-present) and
                                   Kendall/Hunt Publishing
                                   Company.


James A. Schmid     1981           Vice Chairman of the Board of
(Age 73)                           the Company (1991-
                                   present); Chairman of the
                                   Board and Director of DB&T;
                                   Director of DB&T Insurance
                                   Inc.,  Citizens Finance Co.
                                   and DB&T Community Development
                                   (1994-present); Chairman of
                                   the Board (1991-present),
                                   President (1974-1992) and
                                   Chief Executive Officer (1992-
                                   present) of Crescent Electric
                                   Supply Company.

Robert Woodward    1987            Director of DB&T, DB&T
(Age 60)                           Insurance Inc., Citizens
                                   Finance Co. and DB&T Community
                                   Development Corp. (1994-
                                   present); Chairman of the
                                   Board and Chief Executive
                                   Officer of Woodward
                                   Communications, Inc. (1995-
                                   present).

CLASS III
(Term Expires 1999)

Lynn S. Fuller      1981           Chairman of the Board and
(Age 72)                           Chief Executive Officer
                                   of the Company; Director and
                                   Vice Chairman of the Board of
                                   DB&T; Director of DB&T
                                   Insurance Inc., Citizens
                                   Finance Co. and DB&T Community
                                   Development Corp. (1994-
                                   present).
Evangeline K. Jansen
(Age 80)            1981           Director of DB&T, DB&T
                                   Insurance Inc., Citizens
                                   Finance Co. and DB&T Community
                                   Development Corp. (1994-
                                   present).

     All of the Company's directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between the Company and any other person pursuant to which any of the Company's directors have been selected for their respective positions. No member of the Board of Directors is related to any other member of the Board of Directors, except that Lynn S. Fuller is the father of Lynn B. Fuller.

Meetings of the Board of Directors and Committees

     Regular meetings of the Board of Directors of the Company are held quarterly. During 1996, the Board of Directors held four regular meetings and one special meeting. All directors during their terms of office in 1996 attended at least 75% of the total number of meetings of the Board of Directors of the Company and of meetings held by all committees of the Board on which any such director served. The Company does not currently have a standing nominating committee. Rather, the entire Board participates in the process of selecting nominees to fill vacancies on the Board. Pursuant to the Company's bylaws, the Board of Directors will consider nominees recommended by stockholders provided any such recommendation is made in writing and delivered to the Secretary of the Company no later than 14 days prior to the date of the annual meeting at which directors are to be elected and otherwise complies with the Company's bylaws.

     The Compensation Committee, consisting of directors Schmid (Chairman), Falb, Jansen and Woodward, meets to review the salary, other compensation and performance of the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table and recommends adjustments. During 1996, the Compensation Committee met four times.

     The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditor the systems of internal control and internal audit reports and assures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are directors Schmid (Chairman), Falb, Jansen and Woodward. During 1996, the Audit Committee met twice.

Compensation of Directors

     Each of the Company's directors is paid a fee of $400 for each board meeting attended and $225 for each committee meeting attended, except that Messrs. Lynn B. Fuller and Gregory R. Miller receive no fees for their services as directors of the Company.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at March 2410, 1997, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group.


Name of Individual and        Amount and Nature of   Percent
Number of Persons in Group    Beneficial Ownership(1)  of Class
--------------------------    -----------------------  --------

5% Stockholders
Dubuque Bank and Trust Company
1398 Central Avenue
Dubuque, Iowa  52001            459,540 (2)           9.7%

Heartland Partnership, L.P.
1145 S. Grandview
Dubuque, Iowa  52003            278,000 (3)           5.9%

Directors
Mark C. Falb                     98,096 (4)           2.1%
Lynn B. Fuller                   63,264 (5)           1.3%
Lynn S. Fuller                  461,238 (6)           9.7%
Evangeline K. Fuller            564,656 (7)          11.9%
Gregory R. Miller               104,674 (8)           2.2%
James A. Schmid                 191,440 (9)           4.0%
Robert Woodward                 215,710 (10)          4.6%

Other Executive Officers
John K. Schmidt                  12,796                 *
Kenneth J. Erickson              16,315 (11)            *
Douglas J. Horstmann             16,149 (12)            *
All directors and executive
officers as a group
(12 persons)                  1,769,259              37.4%

*    Less than one percent

     (1) The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by certain members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective director may be deemed to have sole or shared voting and/or investment power. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

     (2) Includes 253,884 shares over which DB&T has sole voting and investment power and 205,656 shares over which DB&T has shared voting or investment power.

     (3)  Mr. Lynn S. Fuller, Chairman of the Board and Chief
Executive Officer of the Company, is the General Partner of Heartland Partnership, L.P., and in such capacity exercises sole voting and investment power over such shares.

     (4) Includes 53,488 shares over which Mr. Falb has shared voting and investment power and 22,352 shares held by Mr. Falb's spouse, as trustee, over which Mr. Falb has no voting or investment power.

     (5) Includes an aggregate of 2,020 shares held by Mr. Fuller's spouse and minor child, over which shares Mr. Fuller has shared voting and investment power. Excludes 7,000 shares held by the Heartland Partnership, L.P. over which Mr. Fuller has no voting or investment power but in which Mr. Fuller does have a beneficial interest.

     (6) Includes shares held by the Heartland Partnership, L.P., as well as 35,182 shares held by a trust for which Mr.
Fuller's spouse is a trustee and over which shares Mr. Fuller has shared voting and investment power.

     (7)  Represents shares held in certain trusts for which Ms.
Jansen serves as trustee or co-trustee. Voting and investment power is shared with respect to 144,256 of such shares.

     (8)  Includes an aggregate of 37,304 shares held by Mr.
Miller's spouse and minor child, over which shares Mr. Miller has no voting or investment power.

     (9) Includes 5,392 shares held by Mr. Schmid's wife, over which Mr. Schmid has shared voting and investment power, 73,336 shares held in trust over which Mr. Schmid has sole voting and investment power, and 42,192 shares held by Crescent Realty Corp., of which Mr. Schmid is a controlling person.

     (10) Includes an aggregate of 130,600 shares held by various trusts of which Mr. Woodward is a trustee and over which shares
Mr. Woodward has shared voting and investment power over 124,200 shares and sole voting and invest power over 6,400 shares.

     (11) Includes 2,400 shares held by Mr. Erickson jointly with his spouse, over which shares Mr. Erickson has shared voting and investment power.

     (12) Includes 9,000 shares held by Mr. Horstmann's spouse, over which shares Mr. Horstmann has shared voting and investment power.

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company's review of such forms, the Company is not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1996 through December 31, 1996.

     EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or granted to the Company's Chief Executive Officer and to each of the other five most highly compensated executive officers of the Company or the Subsidiaries for the fiscal year ended December 31, 1996:


SUMMARY COMPENSATION TABLE
                                           Annual Compensation
                                           -------------------
(a)                             (b)       (c)            (d)
                                Fiscal
                                Year
                                Ended
Name and                        December                 Bonus
Principal Position              31st     Salary($)(1)    ($)(2)
----------------------------    -------- ------------   --------

Lynn B. Fuller                  1996      $157,000       $72,523
President of the Company        1995       155,000        83,031
                                1994       150,000        92,807

Lynn S. Fuller, Chairman        1996      $105,000       $   ---
and Chief Executive Officer     1995       105,000           ---
of the Company                  1994       105,000           ---

Gregory R. Miller               1996      $103,591       $14,304
Executive Vice President        1995        99,607        14,304
of the Company(4)               1994        92,407        36,000

John K. Schmidt                 1996      $ 99,000       $26,257
Executive Vice President        1995        95,000        25,575
and Chief Financial Officer     1994        90,000        29,277
of the Company

Kenneth J. Erickson             1996      $ 96,000       $22,946
Senior Vice President           1995        90,000        15,940
of the Company                  1994        84,000        20,371

Douglas J. Horstmann            1996      $ 96,000       $17,946
Senior Vice President           1995        90,000        15,940
of DB&T                         1994        84,000        20,371

SUMMARY COMPENSATION TABLE
                                           Long Term
                                           Compensation Awards
                                           -------------------
(a)                   (b)     (f)        (g)           (h)

                     FY                  Securities    All
                     Ended    Restricted Underlying    Other
Name and             Dec.     Stock      Options/      Compensa-
Principal Position   31st     Awards($)  SARs(#)       tion($)(3)
-------------------  ------   ---------- ----------   ----------

Lynn B. Fuller        1996     $   ---       $12,000     $28,168
President             1995         ---        24,000      20,473
of the Company        1994         ---           ---      19,014

Lynn S. Fuller        1996     $   ---       $   ---     $25,036
Chairman and Chief    1995         ---           ---      19,964
Executive Officer     1994         ---           ---      16,062
of the Company

Gregory R. Miller     1996     $   ---       $ 6,000     $19,143
Executive Vice        1995         ---        12,000      16,930
President             1994         ---           ---      15,409
of the Company(4)

John K. Schmidt       1996     $   ---       $ 8,000     $18,602
Executive Vice        1995         ---        16,000      15,650
President and         1994         ---           ---      13,920
Chief Financial
Officer of the Company

Kenneth J. Erickson   1996     $   ---       $ 8,000     $19,117
Senior Vice President 1995         ---        16,000      13,899
of the Company        1994         ---           ---      12,211

Douglas J. Horstmann  1996     $   ---       $ 8,000     $18,358
Senior Vice President 1995         ---        16,000      13,898
of DB&T               1994         ---           ---      12,211

     (1)  Includes amounts deferred under the Company's
Retirement Plan for 1994 and 1995. The amount shown for 1996 is subject to adjustment and payment in April, 1997.

     (2) The amounts shown represent amounts received under the Company's Management Incentive Compensation Plan for 1994 and
1995. The amount shown for 1996 is subject to adjustment prior to payment.

     (3) The amounts shown represent amounts contributed on behalf of the respective officer to the Company's Retirement Plan, and, for 1995 and 1996, also represents the allocable portion of the premium paid for life insurance under the Company's split-dollar life insurance plan for certain of the named executive officers. For 1996, such amounts also include the aggregate value of the discount to market price of shares purchased under the Company's Employee Stock Purchase Plan and/or the Company's Executive Restricted Stock Purchase Plan. For Messrs. Lynn S. Fuller and Lynn B. Fuller, the amount shown includes transportation-related expenses. For 1996, the amount contributed for each officer under the Retirement Plan, and the aggregate below market discount realized by each named individual, is as follows; $18,622 and $7,171 for Mr. Lynn B. Fuller, $14,361 and $4,244 for Mr. Lynn S. Fuller, $15,117 and $4,026 for Mr. Miller, $15,759 and $2,705 for Mr. Schmidt and $14,349 and $4,587 for Mr. Erickson and $14,349 and $3,858 for
Mr. Horstmann.

     (4) Mr. Miller became an executive officer of a subsidiary of the Company following the July 1, 1994, acquisition by the Company of Keokuk Bancshares. The figures include salary, bonus and other compensation received by Mr. Miller as an officer of Keokuk Bancshares and First Community prior to the acquisition and as an officer of First Community and the Company following the acquisition.

Stock Option Information

     The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary
Compensation Table:


OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

(a)                             (b)        (c)         (d)
                                           % of
                                           Total
                                           Options
                                           Granted
                                           to          Exercise
                                Options    Employees   or Base
                                Granted    in Fiscal   Price
Name                            (#)(1)     Year        (S/Sh)
----                            -------    ---------   --------

Lynn B. Fuller                  12,000        17%      $17.25
Lynn S. Fuller                     ---        --          ---
Gregory R. Miller                6,000         9%       17.25
John K. Schmidt                  8,000        12%       17.25
Kenneth J. Erickson              8,000        12%       17.25
Douglas J. Horstmann             8,000        12%       17.25


OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

(a)                             (e)               (f)
                                                  Grant Date
                                Expiration        Present Value
Name                            Date              ($) (2)(3)
----                            ----------        -------------

Lynn B. Fuller                  02/06/06          $74,280
Lynn S. Fuller                      ----              ---
Gregory R. Miller               02/06/06           37,140
John K. Schmidt                 02/06/06           49,520
Kenneth J. Erickson             02/06/06           49,520
Douglas J. Horstmann            02/06/06           49,520

(1) Options become exercisable in three equal portions on the day after the third, fourth and fifth anniversaries of the February 6, 1996 date of grant.

(2) The Black Scholes valuation model was used to determine the grant date present values. Significant assumptions include: risk-free interest rate, 5.68%; expected option life, 10 years; expected volatiliity, 28.62%; expected dividends, 2.29%.

(3) The ultimate value of the options will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the market value of the Company's Common Stock, on the date the option is exercised, over the exercise price of the option.

     The following table sets forth certain information concerning the number and value of stock options at December 31, 1996 held by the named executive officers. No stock options were exercised during 1996 by such persons.

 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                        OPTION/SAR VALUES

                                    Number of
                                    Securities
                                    Underlying      Value of
                                    Unexercised    Unexercised
                Shares             Options/SARs   In-the-Money
                Acquired            at FY End     Options/SARs
                   On    Value       (#)(d)(1)   at FY-End($)(e)
                Exercise Realized  Exer- Unexer-  Exer-  Unexer-
                (#)(b)   ($)(c)  cisable cisable cisable cisable
                -------- ------- --------------- ---------------

Lynn B. Fuller      -       $-      -    36,000    $-   $273,000
Lynn S. Fuller      -        -      -      ---      -      ---
Gregory R. Miller   -        -      -    18,000     -    136,500
John K. Schmidt     -        -      -    24,000     -    182,000
Kenneth J. Erickson -        -      -    24,000     -    182,000
Douglas J. Horstman -        -      -    24,000     -    182,000

(1) In addition to options granted in 1996, such amounts include options granted in 1995 at an exercise price of $16.00 per share and vesting one-third each on May 18, 1998, 1999 and 2000.

Change of Control Agreements

     The Company has entered into a change of control agreement with each of Messrs. Lynn B. Fuller, Gregory R. Miller, John K. Schmidt, Kenneth J. Erickson and Douglas J. Horstmann. The agreements contain substantially similar terms. The agreements provide that if employment is terminated upon a change in control of the Company (as defined in the agreements) or within three years thereafter, the terminated officer is to be paid severance compensation equal to a multiple of such officer's base salary (as defined in the agreements) at the time of termination. The multiple is five times base salary for Mr. Fuller, three times base salary for Messrs. Miller and Schmidt and two times base salary for Messrs. Erickson and Horstmann. In the event of such termination, the agreements also provide for the continuation of medical and dental benefits for up to three years after such termination for Messrs. Fuller, Miller and Schmidt and two years for Messrs. Erickson and Horstmann. In addition, the agreements provide for the payment of the expenses of out-placement counseling for a period of one year, up to a maximum amount equal to twenty five percent of base salary. Each of the officers is prohibited by their respective agreements from competing with the Company or its Subsidiaries within a designated geographic area for a period of two years following the termination of employment.

Employment Agreement

     The Company entered into an employment agreement on June 30, 1994, with Mr. Gregory R. Miller, as President of First Community Bank, which provides for annual compensation of at least $99,407, participation in all Company benefit plans and executive officer incentive programs, and which has a term of three years. Mr. Miller's employment agreement provides that if the agreement is terminated prior to the end of its three year term for any reason other than cause, death or permanent disability, Mr. Miller must be paid the greater of his remaining base salary until the end of such term or an amount equal to two times his current base salary. If the employment agreement is terminated prior to the end of its normal term, Mr. Miller agrees not to compete with First Community Bank within a 25-mile radius of its main office or any branch until the later of the second anniversary of such termination or the third anniversary of the date of the employment agreement.

     The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

Compensation Committee Report On Executive Compensation

     The Company's compensation program is administered by the Compensation Committee (the "Committee"). The Chief Executive
Officer serves on this and all committees ex-officio but on none as Chairman.

     In determining appropriate levels of executive compensation, the Committee has at its disposal independent reference information regarding compensation ranges and levels for executive positions in comparable companies. In determining compensation to be paid to executive officers, primary consideration is given to quality long-term earnings growth accomplished by achieving both financial and non-financial goals such as return on equity, earnings per share and asset and deposit growth. The objectives of this philosophy are to: (i) encourage a consistent and competitive return to stockholders;
(ii) reward bank and individual performances; (iii) provide financial rewards for performance of those having a significant impact on corporate profitability; and (iv) provide competitive compensation in order to attract and retain key personnel.

     There are three major components to theof Company's executive officer compensation: (i) base salary, (ii) annual incentive awards and (iii) long-term incentive awards.

     The process utilized by the Committee in determining executive officer compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account both qualitative and quantitative factors. No specific weights are assigned to such factors with respect to any compensation component. Among the factors considered by the Committee are the recommendations of the chief executive officer with respect to the compensation of the Company's other key executive officers. However, the Committee makes the final compensation decisions concerning such officers. The Company also has adopted the Heartland Financial, USA, Inc. 1993 Stock Option Plan ("Stock Option Plan"). The Stock Option Plan is intended to promote equity ownership in the Company by directors and selected officers and employees of the Company and the Subsidiaries to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company or the Subsidiaries. The Company has also purchased a split-dollar life insurance policy on each of its executive officers.

     The Chief Executive Officer's salary for 1996 was based on a variety of factors, the foremost of which was agreement that his salary would remain at the current level until the transition of the President to the Chief Executive Officer position occurs.
The Chief Executive Officer was not eligible for incentive based compensation in 1996.

                         Respectfully,
                   James A. Schmid, Chairman
                          Mark C. Falb
                      Evangeline K. Jansen
                        Robert Woodward

Compensation Committee Interlocks and Insider Participation in
Compensation Decisions

     During the last completed fiscal year, in addition to each of the members of the Committee, Lynn S. Fuller, Lynn B. Fuller and John K. Schmidt also participated in Committee deliberations concerning executive compensation. No such person participated in any decisions regarding their own compensation. Mr. Schmidt is not a director of the Company or DB&T but is the Executive Vice President and Chief Financial Officer of the Company and is Senior Vice President and Chief Financial Officer of DB&T. All of the directors of the Company also serve as a director of DB&T except for Mr. Gregory R. Miller. Mr. Lynn S. Fuller serves as Vice Chairman of the Board of Directors of DB&T and Chairman of the Board and Chief Executive Officer of the Company. Mr. Lynn
B. Fuller serves as President and Chief Executive Officer of DB&T and President of the Company.

     The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include the following performance graph and related information unless such graph and related information is specifically stated to be incorporated by reference into such document.

Stockholder Return Performance Presentation

     The following chart shows a five year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (US Companies) and an index of Nasdaq Bank Stocks. The Company's shares are traded in the over-the-counter market and are not listed for trading on any exchange. Figures for the Company's Common Stock represent interdealer quotations, without retail markups, markdowns or commissions and do not necessarily represent actual transactions.


        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           ASSUMES $100 INVESTED ON DECEMBER 31, 1991

     *Total return assumes reinvestment of dividends

Cumulative Total Return
                                1991  1992 1993  1994  1995 1996
                                ----  ---- ----  ----  ---- ----

Heartland Financial USA, Inc.   $100  $ 85 $180  $256  $309 $442
Nasdaq Stock Market - US        $100  $116 $134  $131  $185 $227
Nasdaq Bank Stock Index         $100  $146 $166  $165  $246 $326

                  TRANSACTIONS WITH MANAGEMENT

     Directors and officers of the Company and the Subsidiaries, and their associates, were customers of and had transactions with the Company and one or more of the Subsidiaries during 1996. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

             RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent auditors, to be the Company's auditors for the fiscal year ending December 31, 1997, and recommends that the stockholders ratify the appointment. KPMG Peat Marwick LLP has been the Company's auditors since June, 1994. A representative of KPMG Peat Marwick LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of auditors is not ratified, the matter of the appointment of auditors will be considered by the Board of Directors.

     The Board of Directors unanimously recommends that you vote
FOR ratification of this appointment.


         STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company on or before December 18, 1997, and must otherwise comply with the Company's bylaws.


                         OTHER MATTERS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company or the Subsidiaries may solicit proxies personally or by telegraph or telephone without additional compensation.

                   FAILURE TO INDICATE CHOICE

     If any stockholder fails to indicate a choice in items (1) and (2) on the proxy card, the shares of such stockholder shall be voted FOR in each instance.

                              By order of the Board of Directors

                              /s/ Lynn B. Fuller
                              ----------------------------------
                              Lynn B. Fuller
                              President

Dubuque, Iowa
April 7, 1997

               ALL STOCKHOLDERS ARE URGED TO SIGN
                AND MAIL THEIR PROXIES PROMPTLY

                             [LOGO]
                  HEARTLAND FINANCIAL USA, INC.
                              PROXY

    PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
     OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
    HEARTLAND FINANCIAL USA, INC. TO BE HELD ON MAY 21, 1997

      The undersigned hereby appoints Lynn S. Fuller and James A. Schmid, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Heartland Financial USA, Inc., to be held at the corporate headquarters located at 1398 Central Avenue, Dubuque, Iowa, on the 21st day of May, 1997, at 2:30 p.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

1.   ELECTION OF DIRECTORS:

     /  / FOR all nominees         /  / WITHHOLD AUTHORITY
          listed below (except          to vote for all nominees
          as marked to the              listed below
          contrary below

     (INSTRUCTIONS:  TO  WITHHOLD  AUTHORITY  TO  VOTE  FOR   ANY
     INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME
     IN THE LIST BELOW.)

      Class I (Term Expires 2000):  Lynn B. Fuller and Gregory R.
Miller

2.   APPROVE  THE  APPOINTMENT OF KPMG PEAT MARWICK  LLP  as  the
     Company's  independent public auditors for the  year  ending
     December 31, 1997:

               /  /              /  /             /  /
               For             Against          Abstain

3.   In  accordance with their discretion, upon all other matters
     that   may  properly  come  before  said  meeting  and   any
     adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER
PROPOSAL 1 AND FOR PROPOSAL 2.



          Dated:___________________________________________, 1997

          Signature(s)___________________________________________

          _______________________________________________________


NOTE:   PLEASE  DATE PROXY AND SIGN IT EXACTLY AS NAME  OR  NAMES
APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.